UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Incentive Compensation Plan

On March 10, 2023, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) adopted the Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan allows the Company to grant incentive awards, generally payable in cash, to employees selected by the administrator of the Incentive Compensation Plan, including the Company’s named executive officers, based upon performance goals established by the administrator.

Under the Incentive Compensation Plan, the administrator determines the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development milestones, regulatory milestones or regulatory-related goals, gross margin, financial milestones, stock price, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, new product invention or innovation, business development, operating margin, product release timelines or other product release milestones, publications, cash flow, cash position, procurement, savings, internal structure, leadership development, project function or portfolio-specific milestones, license or research collaboration agreements, capital raising, patentability, other Company, subsidiary, divisional or unit objectives, and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

A committee appointed by the Board (which, until the Board determines otherwise, will be the Committee) administers the Incentive Compensation Plan. The Board may administer the Incentive Compensation Plan concurrently with the Committee or revoke the delegation of some or all authority previously delegated. The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award, a participant must be employed by the Company through the date the actual award is paid. Payment of awards occurs as soon as practicable after they are earned, but no later than the dates set forth in the Incentive Compensation Plan.

The Board and the administrator have the authority to amend, suspend or terminate the Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

The above description of the material terms of the Incentive Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Compensation Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Compensation

On March 10, 2023, the Committee approved 2022 non-equity incentive plan payments and 2023 base salaries for certain of the Company’s executive officers as set forth in the table below, including the Company’s named executive officers. For additional information regarding non-equity incentive compensation, please see the section titled “Executive Compensation—Non-Equity Incentive Plan Compensation and Bonuses” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on April 28, 2022. All amounts are expressed in U.S. dollars.

Name	Title	2022 Non-Equity Incentive Plan Payment(1)	2023 Base Salary(2)
Ian Mortimer	President and Chief Executive Officer	$343,422	$665,000
Sherry Aulin	Chief Financial Officer	178,619	465,000
Simon Pimstone	Chair of the Board	124,702	–	(3)
Christopher Kenney	Chief Medical Officer	195,300	510,000

_________________

(1)
Non-equity incentive plan payments to Mr. Mortimer, Ms. Aulin and Dr. Pimstone are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7692, which was the average Bank of Canada exchange rate for the 2022 fiscal year.
(2)
The 2023 base salary figures are retroactive to January 1, 2023. 2023 base salaries were determined by the Committee based on a number of factors, including an analysis of the Company’s updated peer group which is benchmarked in U.S. dollars. For Mr. Mortimer and Ms. Aulin, the U.S. dollar amount of each semi-monthly payment will be converted to Canadian dollars at the Bank of Canada exchange rate five days prior to each pay date and paid in Canadian dollars.
(3)
On January 13, 2021, the Company entered into an employment agreement with Dr. Pimstone (the “Pimstone Employment Agreement”) for a fixed term of employment beginning on June 3, 2021 and ending on June 1, 2022, the date of the Company’s 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”). Dr. Pimstone transitioned to non-executive Chair of the Board following the 2022 Annual Meeting. Pursuant to the terms of the Pimstone Employment Agreement, Dr. Pimstone was eligible for a non-equity incentive plan payment for the period he served as Executive Chair of the Board during 2022. Following his transition to non-executive Chair of the Board, Dr. Pimstone is entitled to receive compensation for his service on the Board pursuant to the Company’s compensation policy for non-employee directors then in effect. For additional information regarding the Pimstone Employment Agreement, please see the Company’s Form 8-K filed with the SEC on January 14, 2021.

For 2023, Mr. Mortimer, Ms. Aulin and Dr. Kenney are eligible to receive payments pursuant to the Incentive Compensation Plan of up to 60%, 40% and 40% of their base salaries, respectively. Incentive Compensation Plan payments for each of Mr. Mortimer, Ms. Aulin and Dr. Kenney are based solely on the achievement of corporate goals.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Xenon Pharmaceuticals Inc. Executive Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: March 14, 2023	By:	/s/ Sherry Aulin
Sherry Aulin
Chief Financial Officer